                                                                     EXHIBIT 5.1

                   OPINION OF BROBECK, PHLEGER & HARRISON LLP



                                 July 31, 2000

iAsiaWorks, Inc.
2000 Alameda de las Pulgas, Suite 125
San Mateo, California 94403

          Re: iAsiaWorks, Inc. Registration Statement on Form S-1 for 10,350,000 Shares of Common Stock
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Ladies and Gentlemen:

     We have acted as counsel to iAsiaWorks, Inc. (the "Company") in connection with the proposed issuance and sale by the Company of up to 10,350,000 shares of the Company's Common Stock (the "Shares") pursuant to the Company's Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Shares include an over-allotment option granted to the Underwriters to purchase 1,350,000 additional Shares and are to be sold to the Underwriters as described in such Registration Statement for resale to the public.

          This opinion is being furnished in accordance with the requirements of
Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

          We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and non-assessable.

          We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus that is part of the Registration Statement.
In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.


                                       Very truly yours,

                                       /s/ BROBECK, PHLEGER & HARRISON LLP

                                       BROBECK, PHLEGER & HARRISON LLP